EXHIBIT 24
POWER OF ATTORNEY
     Each person whose signature appears below appoints Thomas A. Daiber and Kurt R. Stevenson, as such person’s true and lawful attorney to execute in the name of each such person, a Registration Statement of Form S-8 registering under the Securities Act of 1933, as amended, common shares to be sold under the Amended and Restated Centrue Financial Corporation 2003 Stock Option Plan; and to file any amendments to that Registration Statement that such attorney may deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto; and each of the undersigned hereby ratifies all that said attorney will do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney and has been signed by the following persons on the date indicated opposite his/her name.

Signature	Title	Date

/s/Thomas A. Daiber Thomas A. Daiber	President and Chief Executive Officer (Principal Executive Officer)	July 24, 2007

/s/Dennis J. McDonnell Dennis J. McDonnell	Chairman of the Board and Director	July 24, 2007

/s/Richard J. Berry Richard J. Berry	Director	July 24, 2007

/s/Walter E. Breipohl Walter E. Breipohl	Director	July 24, 2007

/s/Randall E. Ganim Randall E. Ganim	Director	July 24, 2007

/s/Michael A. Griffith Michael A. Griffith	Director	July 24, 2007

/s/Michael J. Hejna Michael J. Hejna	Director	July 24, 2007

/s/John A. Shinkle John A. Shinkle	Director	July 24, 2007

/s/Mark L. Smith Mark L. Smith	Director	July 24, 2007

/s/Scott C. Sullivan Scott C. Sullivan	Director	July 24, 2007